UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 15, 2011

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2011, Tesla Motors, Inc. (“Tesla”) entered into a Supply and Services Agreement (the “Agreement”) with Toyota Motor Corporation (“TMC”) for the supply of a validated electric powertrain system, including a battery, charging system, inverter, motor, gearbox and associated software (the “Tesla Battery and Powertrain”), which will be integrated into an electric vehicle version of the Toyota RAV4. Additionally, Tesla will provide TMC with certain services related to the supply of the Tesla Battery and Powertrain. Pursuant to the Agreement, TMC will pay Tesla approximately $100 million. Production of the RAV4 EV is expected to begin in 2012 and to continue through 2014.

Tesla and TMC initiated the development of an electric powertrain system for the RAV4 in July 2010 and further entered into a Services Agreement for the development of the Tesla Battery and Powertrain for the RAV4 EV in October 2010.

TMC purchased $50.0 million of Tesla’s common stock in a private placement transaction that closed immediately subsequent to the closing of Tesla’s initial public offering in July 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Eric S. Whitaker
Eric S. Whitaker General Counsel

Date: July 20, 2011